                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 33-53951) of our report dated March 21, 1997, which appears on page 24 of the 1996 Annual Report to Shareholders of Spelling Entertainment Group Inc., which is incorporated by reference in Spelling Entertainment Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 50 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts".



/s/  Price Waterhouse LLP
-------------------------

Los Angeles, California
February 23, 1998